SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant	[X]
Filed by a Party other than the Registrant		[ ]
heck the appropriate box:
[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-12

FIRST CONNECTICUT BANCORP, INC.
______________________________________________________________________________
(Name of Registrant as Specified in its Charter)
______________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(A)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The letters attached hereto as Exhibits 99.1 and 99.2 were mailed to certain stockholders of First Connecticut Bancorp, Inc. on May 8, 2013.

Additional Information and Where to Find It
First Connecticut Bancorp, Inc. (the “Company”) filed a definitive proxy statement in connection with its 2013 annual meeting of stockholders with the Securities and Exchange Commission (the “SEC”) on April 3, 2013. STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION. Stockholders are able to obtain additional copies of the Company’s definitive proxy statement and any other documents filed by the Company with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. Copies of the Company’s definitive proxy statement are also available for free or by writing to Investor Relations Officer, First Connecticut Bancorp, Inc., One Farm Glen Boulevard, Farmington, Connecticut 06032.